                                                               Rule 424(b)(3)
                                                               File No. 33-55860



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


Prospectus Supplement                  SUBJECT TO COMPLETION DATED JUNE 9, 1997
(To Prospectus Dated June __, 1997)

TIERS(sm) CORPORATE BOND-BACKED CERTIFICATES TRUST NB CAPITAL 1997-1 TIERS(sm) Corporate Bond-Backed Certificates, Series NB Capital 1997-1


    ZTF(R)Class:           $25,000,000 Certificate Principal Balance, 0% Pass-Through Rate from June 17, 1997 to December 15,
                           2001; 7.83% Pass-Through Rate from December 15, 2001*/; due December 15, 2026
                                                                               -
    Amortizing Class:      $_________ initial Certificate Principal Balance, semiannual Fixed Payments of principal and interest until December 15, 2001.*/


         Evidencing fractional interests in $25,000,000 7.83% Capital Securities due December 15, 2026 issued by NB Capital Trust II, a trust created by NationsBank Corporation

                 */  Subject to the Payment Deferral provisions discussed below.

Structured Products Corp.
Depositor

The TIERS(sm) Corporate Bond-Backed Certificates, Series NB Capital 1997-1 (the "Certificates") offered hereby will represent two classes of fractional undivided beneficial interests in TIERS(sm) Corporate Bond-Backed Certificates Trust NB Capital 1997-1 (the "Trust") to be formed pursuant to the Trust Agreement, dated as of June 17, 1997, between Structured Products Corp., as depositor (the "Company" or the "Depositor"), and First Trust of New York, National Association, as trustee (the "Trustee"), as supplemented by the Series NB Capital 1997-1 Supplement, dated as of June 17, 1997 (collectively, the "Trust Agreement"). The property of the Trust will consist principally of $25,000,000 aggregate principal amount of 7.83% Capital Securities due December 15, 2026 (the "Term Assets") issued by NB Capital Trust II (the "Term Assets

Issuer"), having the characteristics described in a prospectus dated November 27, 1996 and a supplement thereto dated December 10, 1996 (together, the "Term Assets Prospectus") and representing ownership of 7.83% Junior Subordinated Notes of NationsBank Corporation (the "Junior Subordinated Notes"). The Term Assets were issued and sold as part of an underwritten public offering of $365,000,000 aggregate principal amount of such securities. In the event of a dissolution of NB Capital Trust II, the Trust may receive the Junior Subordinated Notes in exchange for the 7.83% Capital Securities, in which case the Junior Subordinated Notes shall become the Term Assets of the Trust and NationsBank Corporation shall become the Term Assets Issuer.

The Term Assets will be acquired by the Trustee on behalf of the Trust with the net proceeds of the sale of the Certificates and the consideration paid to the Trust for the Call Warrants (as defined herein). The Call Warrants are not offered hereby. Terms used but not otherwise defined herein are defined in the Prospectus dated June ___, 1997 attached hereto (the "Prospectus").

                                                  (cover continued on next page)

The Zero-To-Full(R) Class Certificates (the "ZTF(R) Class Certificates") have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE").

It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated identically to the Term Assets by both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("Standard & Poor's," and with Moody's, the "Rating Agencies"). Moody's and Standard & Poor's have rated the Term Assets "a1" and "A-," respectively.

                               ---------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY OR ANY OF ITS AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE TERM ASSETS ISSUER OR ANY OF ITS AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

Salomon Brothers Inc ("Salomon" or the "Underwriter") proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise at prices determined at the time of sale. The price at which Certificates will be sold by the Underwriter may vary with each transaction. The Underwriter has agreed to purchase the ZTF Class Certificates from the Company at ____% of the Certificate Principal Balance thereof. The Underwriter has agreed to purchase the Amortizing Class Certificates (the "Amortizing Class Certificates") from the Company at ____% of the initial Certificate Principal Balance thereof plus accrued interest, if any, calculated at an annual rate of ____% compounded semiannually (the "Amortizing Class Yield to Earliest Maturity Date") from June

15, 1997, to the Closing Date (as defined below). Proceeds to the Company from any sale of the Certificates will be equal to the purchase price paid therefor by the Underwriter, net of any expenses payable by the Company and any compensation payable to the Underwriter. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Method of Distribution" herein.

The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book entry form through the facilities of The Depository Trust Company on or about June 17, 1997 (the "Closing Date") against payment therefor in same-day funds.

"Zero-To-Full"(R) and "ZTF"(R) are registered service marks of Salomon Brothers Inc. Salomon Brothers Inc has filed an application with the United States Patent and Trademark Office for the registration of the "TIERS"(sm) service mark.

Salomon Brothers Inc

The date of this Prospectus Supplement is June __, 1997.

(cover page continued)

The Certificates will be issued in two classes. The ZTF Class Certificates evidence fractional undivided beneficial interests in all principal payments on the Term Assets, and in interest accrued on the $25,000,000 aggregate principal amount of the Term Assets on and after December 15, 2001 at a rate of 7.83% per annum (the "Pass-Through Rate"), compounded semiannually; provided, that no distributions will be made on the ZTF Class Certificates until the date the Amortizing Class Certificates are paid in full (the "Cross-Over Date"). Absent a Payment Deferral (as defined herein), the Cross-Over Date will be December 15, 2001. The Amortizing Class Certificates evidence fractional undivided beneficial interests in all payments of interest accrued and paid on the Term Assets on or before December 15, 2001; provided, that in the event of a Payment Deferral commencing on or prior to, and continuing after, December 15, 2001, the Fixed Payments (as defined herein) otherwise distributable on the Amortizing Class Certificates on or prior to December 15, 2001 will be deferred and paid after December 15, 2001, together with interest accrued on such deferred Fixed Payments at the Pass-Through Rate, compounded semiannually.

The Term Assets Issuer has the right to defer payments of interest on the Term Assets for a period (a "Non-Payment Period") not exceeding 10 consecutive semiannual periods from the last date on which interest was paid (and in no event extending beyond December 15, 2026 (the "Stated Maturity")). At the end of any such Non-Payment Period, the Term Assets Issuer will pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the Pass-Through Rate to the extent permitted by applicable law. The commencement of a Non-Payment Period by the Term Assets Issuer will result in deferral of all interest payments on the Term Assets (a "Payment Deferral") until the end of such Non-Payment Period.

Distributions on the Certificates, to the extent described below for each class and subject to any Payment Deferral, will be made semiannually on the 15th day of each June and December, or if any such day is not a Business Day then on the immediately following Business Day, commencing December 15, 1997 (each, a "Distribution Date").

No distributions are scheduled to accrue on the ZTF Class Certificates prior to December 15, 2001, or to be made on the ZTF Class Certificates prior to June 15, 2002. Distributions on the ZTF Class Certificates will consist of interest accruing at the Pass-Through Rate on and after December 15, 2001 on the outstanding Certificate Principal Balance thereof (which will be equal to the $25,000,000 aggregate principal amount of the Term Assets) and all amounts allocable to principal of (but not premium on) the Term Assets. The holders of the ZTF Class Certificates will receive a distribution of all amounts allocable to principal on such ZTF Class Certificates on the Stated Maturity.

Absent a Payment Deferral, distributions on the Amortizing Class Certificates will consist of equal semiannual installments of principal and interest through December 15, 2001 (each, a "Fixed Payment"). Each Fixed Payment will be allocated between interest accrued at a rate equal to the Amortizing Class Yield to Earliest Maturity Date on the then-outstanding Certificate Principal Balance of the Amortizing Class Certificates, and the repayment of principal. Absent a Payment Deferral, the Amortizing Class Certificates will be paid in full on December 15, 2001; however, in the event of a Payment Deferral, such payment may occur as late as June 15, 2006.

Losses realized on the Term Assets will be borne by the holders of the Certificates (the "Certificateholders") in the manner described herein. See "Special Considerations--Events of Default Under the Declaration."

Term Assets may be purchased from the Trust pursuant to a Warrant Exercise (as defined herein) by and at the option of each holder of a Call Warrant (a "Warrantholder") at any time after the Cross-Over Date. In such event, ZTF Class Certificates with a Certificate Principal Balance equal to the principal amount of the Term Assets subject to such Call Warrant will be redeemed (any such redemption, a "Warrant Exercise ZTF Redemption") at a price equal to $1,000 per ZTF Class Certificate plus accrued and unpaid interest thereon at the Pass-Through Rate to the date of redemption (the "ZTF Class Redemption Price"). See "Special Considerations-Maturity and Yield Considerations" and "Description of the Certificates-Purchase of Term Assets and Redemption of ZTF Class Certificates" herein.

The Term Assets may be redeemed by the Term Assets Issuer in whole but not in part prior to December 15, 2006 upon the occurrence of a Special Event (as defined herein), at a price which will at least equal the principal amount of the Term Assets plus accrued and unpaid interest thereon at the Pass-Through Rate. In such event, the Certificates will be redeemed (a "Special Event Redemption"). Each holder of a ZTF Class Certificate will be paid a redemption price equal to its Accreted Amount (as defined herein). Each holder of an Amortizing Class Certificate will be paid its Certificate Principal Balance plus accrued and unpaid interest at the Amortizing Class Yield to Earliest Maturity Date to the date of redemption. See "Description of the Certificates-Special Event Redemption Following Special Event" herein. In the event of a Special Event Redemption, the Call Warrants will be deemed automatically exercised with respect to the entire principal amount of Term Assets (without the requirement of any advance notice by the Warrantholders) and the proceeds of redemption received by the Trustee from the Term Assets Issuer will be applied first to pay the applicable redemption prices to the holders of the redeemed ZTF Class Certificates and Amortizing Class Certificates, with the balance of such proceeds, if any, being remitted pro rata to each Warrantholder as a cash settlement of the deemed exercise of its Call Warrant. Upon such deemed exercise of the Call Warrants, no payment of the Warrant Exercise Purchase Price (as defined herein) will be due from any Warrantholder.

The Amortizing Class Certificates will be paid in full no later than June 15, 2006. The Term Assets may be redeemed by the Term Assets Issuer in whole or part at any time on or after December 15, 2006 (an "Optional Redemption") at a price which will decline ratably on each December 15 from 103.915% on December 15, 2006, to 100% on December 15, 2016 and will thereafter remain constant, in each case plus accrued interest to the date of redemption at the Pass-Through Rate. In the event of an Optional Redemption, the Call Warrants will be deemed automatically exercised with respect to a Certificate Principal Balance of the ZTF Class Certificates equal to the principal amount of Term Assets subject to Optional Redemption (without the requirement of any advance notice by the

Warrantholders), and the proceeds of redemption received by the Trustee from the Term Assets Issuer will be applied first to pay the ZTF Class Redemption Price (as defined herein) to the holders of the redeemed ZTF Class Certificates, with the balance of such proceeds, if any, being remitted to the related Warrantholders as a cash settlement of the deemed exercise of their Call Warrants. Upon such deemed exercise of the Call Warrants, no payment of the Warrant Exercise Purchase Price will be due from any Warrantholder.

The Term Assets Issuer is not participating in, and will not receive any proceeds in connection with, the sale of the Certificates.

                                     (ii)

There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Special Considerations" in the Prospectus.

The Certificates are being offered in registered form. The Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC ("Participants"). Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates-Definitive Certificates."

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED JUNE __, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

                                      (iii)

                                TABLE OF CONTENTS


                                                                           Page

SUMMARY OF TERMS............................................................S-1

SPECIAL CONSIDERATIONS......................................................S-9

FORMATION OF THE TRUST.....................................................S-10

USE OF PROCEEDS............................................................S-10

THE TERM ASSETS ISSUER.....................................................S-10

DESCRIPTION OF THE TERM ASSETS.............................................S-11

DESCRIPTION OF THE CERTIFICATES............................................S-12

YIELD ON THE CERTIFICATES..................................................S-18

DESCRIPTION OF THE TRUST AGREEMENT.........................................S-18

FEDERAL INCOME TAX CONSEQUENCES............................................S-22

ERISA CONSIDERATIONS.......................................................S-26

METHOD OF DISTRIBUTION.....................................................S-27

RATINGS  ..................................................................S-28

LEGAL OPINIONS.............................................................S-28

INDEX OF TERMS.............................................................S-29


APPENDIX A -        Identification of the Term Assets

APPENDIX B -        Amortizing Class Certificates--Schedule of Amortizing
                    Payments Absent Payment Deferral

                    ZTF Class Certificates--Schedule of Accretion Through December 15, 2001 Absent Payment Deferral

                                      (iv)

                                SUMMARY OF TERMS

                  The following summary of terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.




The Trust..........................................  TIERS Corporate Bond-Backed Certificates Trust NB
                                                     Capital 1997-1.  The Trust will be formed pursuant to
                                                     the Trust Agreement dated as of June 17, 1997, between
                                                     Structured Products Corp., as depositor, and First Trust
                                                     of New York, National Association, as trustee, as
                                                     supplemented by the Series NB Capital 1997-1
                                                     Supplement dated as of June 17, 1997.  The Trust
                                                     Agreement will be qualified as an indenture under the
                                                     Trust Indenture Act of 1939, as amended.  The
                                                     Company is an indirect wholly-owned subsidiary of
                                                     Salomon Inc and an affiliate of Salomon Brothers Inc.
                                                     See "The Company" in the Prospectus.

Securities Offered.................................  TIERS Corporate Bond-Backed Certificates, Series NB
                                                     Capital 1997-1.  The Certificates, each of which
                                                     represents a fractional undivided beneficial interest in the
                                                     Trust, will be issued pursuant to the Trust Agreement
                                                     and will consist of two classes:  the ZTF Class
                                                     Certificates and the Amortizing Class Certificates.  The
                                                     Term Assets will be the sole assets of the Trust from
                                                     which Certificateholders will receive any distributions.

ZTF Class Certificates.............................  $25,000,000 aggregate Certificate Principal Balance, due on the Stated Maturity.  No distributions are scheduled
                                                     to accrue on the ZTF Class Certificates prior to
                                                     December 15, 2001, or to be made on the ZTF Class
                                                     Certificates prior to June 15, 2002.  Distributions on the
                                                     ZTF Class Certificates will consist of (i) interest at the
                                                     Pass-Through Rate accruing on and after December 15,
                                                     2001 on the outstanding Certificate Principal Balance
                                                     thereof (which will be equal to the $25,000,000
                                                     aggregate principal amount of the Term Assets) and
                                                     distributable on each Distribution Date thereafter, and
                                                     (ii) all amounts allocable to principal of (but not
                                                     premium on) the Term Assets and distributable on the
                                                     Stated Maturity or earlier redemption; provided, that no
                                                     distributions of interest on the ZTF Class Certificates
                                                     will be made during a Non-Payment Period on the Term

                                                     Assets, and at the end of such Non-Payment Period,
                                                     such interest will be distributed on the ZTF Class
                                                     Certificates together with interest thereon (to the extent permitted by applicable law) at the Pass-Through Rate
                                                     compounded semiannually.



Interest Distributions on the
ZTF Class Certificates.............................  0% per annum to but excluding December 15, 2001, and
                                                     7.83% per annum on each Distribution Date from
                                                     December 15, 2001 to the Stated Maturity, subject to the
                                                     payment deferral provisions of the Term Assets
                                                     described in "Description of the Term Assets--Payment
                                                     Deferral" herein.

ZTF Class Final Distribution ......................  The holders of the ZTF Class Certificates will receive a distribution of all amounts allocable to principal on the
                                                     Term Assets on the ZTF Class Final Distribution Date,
                                                     which shall be the earlier of (i) the date of the Warrant
                                                     Exercise ZTF Redemption which results in the
                                                     redemption of all remaining ZTF Class Certificates, and
                                                     (ii) December 15, 2026, which is the Stated Maturity.

Amortizing Class Certificates......................  $______________ aggregate initial Certificate Principal
                                                     Balance. Absent a Payment Deferral, distributions on the
                                                     Amortizing Class Certificates will consist of semiannual
                                                     Fixed Payments payable on each Distribution Date up to
                                                     and including December 15, 2001.  Each Fixed Payment
                                                     will be in an amount equal to the product of (i) 7.83%,
                                                     (ii) 180 divided by 360, and (iii) $25,000,000.  Each
                                                     Fixed Payment payable on the Amortizing Class
                                                     Certificates will be allocated between interest accrued at the Amortizing Class Yield to Earliest Maturity Date on
                                                     the then-outstanding aggregate Certificate Principal
                                                     Balance of the Amortizing Class Certificates, and return
                                                     of principal to Certificateholders, according to the table attached as Appendix B hereto (the "Amortization
                                                     Table").  Although payments on the Amortizing Class
                                                     Certificates are denominated as principal and interest,
                                                     the Amortizing Class Certificates generally represent
                                                     indirect beneficial ownership of solely the interest
                                                     payments on the Term Assets and will be paid solely
                                                     from interest payments on the Term Assets; absent an
                                                     acceleration of the Term Assets in connection with a
                                                     Special Event or a Declaration Event of Default, the
                                                     Amortizing Class Certificateholders have no right to
                                                     any portion of the  principal payments on the Term
                                                     Assets.  Furthermore, in the event of a Payment

                                                     Deferral commencing on or prior to December 15, 2001,
                                                     Fixed Payments will not be distributed semiannually on
                                                     the Amortizing Class Certificates, but will be deferred
                                                     until the end of the related Non-Payment Period, at
                                                     which time the holders of the Amortizing Class
                                                     Certificates will receive a distribution of the due and
                                                     unpaid Fixed Payments otherwise scheduled to be made
                                                     on or before December 15, 2001, together with interest
                                                     thereon (to the extent permitted by applicable law) at the
                                                     Pass-Through Rate compounded semiannually.  Such





                                                     amounts will be applied first to scheduled
                                                     principal as shown in the Amortization Table and then
                                                     to interest, including, but not limited to, scheduled
                                                     interest shown in such table.

                                                     The aggregate Certificate Principal Balance of the
                                                     Amortizing Class Certificates will initially be
                                                     $____________.  On any Distribution Date, absent a
                                                     Payment Deferral, the aggregate Certificate Principal
                                                     Balance will be reduced by the positive difference
                                                     between (i) the semiannual Fixed Payment made on such
                                                     Distribution Date and (ii) interest accrued on the
                                                     aggregate Certificate Principal Balance at the Amortizing
                                                     Class Yield to Earliest Maturity Date from the prior
                                                     Distribution Date (or, in the case of the initial
                                                     Distribution Date, such interest accrued from the Closing
                                                     Date).  During a Non-Payment Period, no reductions
                                                     will be made to the Certificate Principal Balance of the
                                                     Amortizing Class Certificates.  On the Distribution Date
                                                     which concludes the Non-Payment Period, amounts
                                                     allocable to the Amortizing Class Certificates will be
                                                     applied first to scheduled payments of principal set forth in the Amortization Table through and including such
                                                     Distribution Date, with the balance applied to interest on the Amortizing Class Certificates (including, but not
                                                     limited to, scheduled interest as set forth in the
                                                     Amortization Table).

Amortizing Class Final Distribution ...............  Absent a Payment Deferral, the Amortizing Class
                                                     Certificates will be paid in full on December 15, 2001;

                                                     however, in the event of a Payment Deferral, such
                                                     payment may occur as late as June 15, 2006.

Interest Deferral
on the Term Assets.................................  The Term Assets Issuer has the right to defer payments of interest on the Term Assets  for a Non-Payment
                                                     Period not exceeding 10 consecutive semiannual periods
                                                     from the last date on which interest was paid (and in no
                                                     event extending beyond the Stated Maturity).  At the end
                                                     of any such Non-Payment Period, the Term Assets
                                                     Issuer will pay all interest then accrued and unpaid
                                                     together with interest thereon compounded semiannually
                                                     at the Pass-Through Rate to the extent permitted by
                                                     applicable law.  The commencement of a Non-Payment
                                                     Period by the Term Assets Issuer will result in a
                                                     Payment Deferral on the Term Assets until the end of
                                                     such Non-Payment Period.  As a result, payment will be
                                                     deferred on any outstanding Amortizing Class
                                                     Certificates, and payment of interest will be deferred on
                                                     any outstanding ZTF Class Certificates (if such payment




                                                     would otherwise have been due), on any Distribution
                                                     Date during a Non-Payment Period.

                                                     If a Non-Payment Period ends on or before December
                                                     15, 2001 (which is the ZTF Class Accrual
                                                     Commencement Date), the ZTF Class Certificates will
                                                     not be affected by the occurrence of such Non-Payment
                                                     Period, as no interest accrues, and no payments are due,
                                                     on the ZTF Class Certificates until after such date.  If a
                                                     Non-Payment Period ends after the ZTF Class Accrual
                                                     Commencement Date, interest will accrue on the ZTF
                                                     Class Certificates at the Pass-Through Rate compounded
                                                     semiannually from the date on which payment was
                                                     otherwise due on the ZTF Class Certificates, but
                                                     payment thereof will be deferred during such Non-
                                                     Payment Period and will not be paid semiannually on the
                                                     Distribution Dates.  At the end of any Non-Payment
                                                     Period, all accrued and unpaid interest on the ZTF Class
                                                     Certificates will be immediately due and payable.

                                                     During any Non-Payment Period that begins prior to
                                                     December 15, 2001, interest will accrue on the Fixed
                                                     Payments payable on the Amortizing Class Certificates

                                                     at the Pass-Through Rate (which is greater than the
                                                     Amortizing Class Yield to Earliest Maturity Date),
                                                     though payment thereof will be deferred.  At the end of
                                                     any Non-Payment Period, all due and unpaid Fixed
                                                     Payments originally scheduled to be made on or before
                                                     December 15, 2001, together with interest thereon at the
                                                     Pass-Through Rate, will be immediately due and payable
                                                     on the Amortizing Class Certificates.

Distribution Dates.................................  Distributions on the Certificates, to the extent described herein for each class and subject to any Payment
                                                     Deferral as described herein, will be made semiannually
                                                     on the 15th day of each June and December, or if any
                                                     such day is not a Business Day then on the immediately
                                                     following Business Day, commencing December 15,
                                                     1997; provided, however, that payment on each
                                                     Distribution Date shall be subject to prior payment of
                                                     interest or principal, as applicable, on the Term Assets.

Interest Accrual Period............................  For each Distribution Date, interest shall accrue on the
                                                     Certificates during the period commencing on and
                                                     including the prior Distribution Date to, but excluding,
                                                     such Distribution Date, except that the initial Interest
                                                     Accrual Period (i) with respect to the ZTF Class
                                                     Certificates will commence on the ZTF Class Accrual
                                                     Commencement Date, and (ii) with respect to the
                                                     Amortizing Class Certificates will commence on the
                                                     Closing Date.



Term Assets........................................  The Term Assets consist of $25,000,000 aggregate principal amount of 7.83% Capital Securities due
                                                     December 15, 2026 issued by NB Capital Trust II,
                                                     having the characteristics described in a prospectus dated
                                                     November 27, 1996 and a supplement thereto dated
                                                     December 10, 1996.  The Term Assets were issued and
                                                     sold as part of an underwritten public offering of
                                                     $365,000,000 aggregate principal amount of such
                                                     securities.  Distributions are required to be made on the
                                                     Term Assets semiannually on the 15th day of each June
                                                     and December, or if such day is not a Business Day, on
                                                     the next succeeding Business Day.  See "Description of
                                                     the Term Assets" herein.  In the event of a dissolution
                                                     of NB Capital Trust II, the Trust may receive 7.83%
                                                     Junior Subordinated Notes of NationsBank Corporation
                                                     in exchange for the 7.83% Capital Securities issued by

                                                     NB Capital Trust II, in which case the 7.83% Junior
                                                     Subordinated Notes will become the Term Assets of the
                                                     Trust and NationsBank Corporation will become the
                                                     Term Assets Issuer.

Trustees appointed
under NB Capital Trust II
Declaration of Trust ..............................  Initially, five trustees, including (1) three persons who are employees or officers of, or who are affiliated with,
                                                     Nationsbank Corporation; (2) The Bank of New York,
                                                     as property trustee under the Declaration; and (3) The
                                                     Bank of New York (Delaware), as Delaware trustee
                                                     (collectively, the "Term Assets Trustees").

Warrant Exercise;
Warrant Exercise ZTF Redemption....................  Pursuant to the Call Warrants, the Term Assets may be
                                                     purchased in whole or in part at any time after the
                                                     Cross-Over Date by and at the option of Warrantholders
                                                     at a price of par plus accrued and unpaid interest thereon at the Pass-Through Rate to the date of redemption.  A
                                                     Warrantholder must provide at least 20 business days
                                                     notice to the Trustee of its intention to exercise a Call
                                                     Warrant.  Any such exercise of a Call Warrant (a
                                                     "Warrant Exercise") shall cause the redemption of ZTF
                                                     Class Certificates at a price of $1,000 per ZTF Class
                                                     Certificate plus accrued and unpaid interest thereon at
                                                     the Pass-Through Rate to the date of redemption.

                                                     The Amortizing Class Certificates are not subject to
                                                     redemption except in connection with a Special Event
                                                     Redemption (as defined herein).

Special Event;
Special Event Redemption ..........................  The Term Assets may be redeemed by the Term Assets
                                                     Issuer in whole but not in part prior to December 15,




                                                     2006 upon the occurrence of a Special Event (as defined
                                                     herein), at a price which will at least equal the
                                                     principal amount of the Term Assets plus accrued
                                                     and unpaid interest thereon at the Pass-Through Rate.
                                                     In such event, the Certificates will be redeemed. Each
                                                     holder of a ZTF Class Certificate will be paid a
                                                     redemption price equal to its Accreted Amount (as defined
                                                     herein). Each holder of an Amortizing Class Certificate

                                                     will be paid its Certificate Principal Balance plus
                                                     accrued and unpaid interest at the Amortizing Class Yield
                                                     to Earliest Maturity Date to the date of redemption. See
                                                     "Description of the Certificates--Special Event
                                                     Redemption Following Special Event" herein. In the event
                                                     of a Special Event Redemption, the Call Warrants will be
                                                     deemed automatically exercised with respect to the entire
                                                     principal amount of Term Assets (without the requirement
                                                     of any advance notice by the Warrantholders) and the
                                                     proceeds of redemption received by the Trustee from the
                                                     Term Assets Issuer will be applied first to pay the
                                                     applicable redemption prices to the holders of the
                                                     redeemed ZTF Class Certificates and Amortizing Class
                                                     Certificates, with the balance of such proceeds, if any,
                                                     being remitted to each Warrantholder as a cash settlement
                                                     of the deemed exercise of its Call Warrant. Upon such
                                                     deemed exercise of the Call Warrants, no payment of
                                                     Warrant Exercise Purchase Price (as defined herein) will
                                                     be due from any Warrantholder.

Optional Redemption................................  The Amortizing Class Certificates will be paid in full no later than June 15, 2006.  The Term Assets may be
                                                     redeemed by the Term Assets Issuer by Optional
                                                     Redemption in whole or part at any time on or after
                                                     December 15, 2006 at a price of 103.915%, which price
                                                     will decline ratably on each subsequent December 15 to
                                                     100% on December 15, 2016 and thereafter, in each
                                                     case plus accrued interest to the date of redemption at
                                                     the Pass-Through Rate.  In the event of an Optional
                                                     Redemption, Call Warrants will be deemed automatically
                                                     exercised with respect to a Certificate Principal Balance
                                                     of the ZTF Class Certificates equal to the principal
                                                     amount of Term Assets subject to Optional Redemption
                                                     (without the requirement of any advance notice by the
                                                     Warrantholders), and the proceeds of redemption
                                                     received by the Trustee from the Term Assets Issuer will
                                                     be applied first to pay the ZTF Class Redemption Price
                                                     to the holders of the redeemed ZTF Class Certificates,
                                                     with the balance of such proceeds, if any, being remitted
                                                     to each Warrantholder as a cash settlement of the
                                                     deemed exercise of its Call Warrant.  Upon such deemed
                                                     exercise of the Call Warrants, no payment of Warrant




                                                     Exercise Purchase Price (as defined herein) will be due

                                                     from any Warrantholder.

Acceleration of Term Assets........................  If a Declaration Event of Default occurs and the Term
                                                     Assets are accelerated, the Trustee will make an in-kind
                                                     distribution of the Term Assets to the holders of the ZTF
                                                     Class Certificates and the Amortizing Class Certificates.
                                                     The distribution will be made in the same ratio as (i) the present value of all scheduled future payments on the
                                                     ZTF Class Certificates bears to (ii) the present value of
                                                     all scheduled future payments on the Amortizing Class
                                                     Certificates, discounted semiannually in each case at a
                                                     rate of 7.83% per annum to the date such acceleration
                                                     was declared.  Such ratio will be calculated by Salomon
                                                     Brothers Inc, as calculation agent (the "Calculation
                                                     Agent").

Record Dates.......................................  The Business Day immediately preceding each
                                                     Distribution Date.

Denominations;
Specified Currency.................................  The Certificates will be denominated and payable in
                                                     U.S. dollars and will be available for purchase in
                                                     minimum denominations of $1,000 and integral multiples
                                                     thereof.

Form of Security...................................  The Certificates are being offered in registered form.
                                                     The Certificates initially will be registered in the name
                                                     of Cede & Co., as nominee of The Depository Trust
                                                     Company.  Definitive certificates will be available for
                                                     such Certificates only under the limited circumstances
                                                     described herein.  See "Description of the
                                                     Certificates--Definitive Certificates."  Distributions on
                                                     the Certificates will be settled in immediately available
                                                     (same-day) funds.

Trustee  ..........................................  First Trust of New York, National Association.

Federal Income
Tax Consequences...................................  In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, if the Trust is
                                                     determined not to be a grantor trust, it will be a
                                                     partnership for federal income tax purposes, and not an
                                                     association (or publicly traded partnership) taxable as a
                                                     corporation.  See "Federal Income Tax Consequences"
                                                     herein.




ERISA Considerations...............................  An employee benefit or other plan subject to the
                                                     Employee Retirement Income Security Act of 1974, as
                                                     amended, or Section 4975 of the Internal Revenue Code,
                                                     including an individual retirement account or Keogh
                                                     plan, may purchase Certificates of a class if either (i) the
                                                     Company is able to confirm, to the best of its
                                                     knowledge, the existence of at least 100 separate
                                                     purchasers (independent of the Company) of the
                                                     Certificates of such class at the conclusion of the initial offering thereof or (ii) the Plan can represent that its
                                                     purchase of the Certificates would not be prohibited
                                                     under ERISA or the Code because of the availability of
                                                     an applicable exemption.  See "ERISA Considerations."

Ratings  ..........................................  It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be
                                                     rated identically to the Term Assets by both Moody's and
                                                     Standard & Poor's.  Moody's and Standard & Poor's have
                                                     rated the Term Assets "a1" and "A-," respectively. The
                                                     Depositor has not requested a rating of the Certificates
                                                     from any other rating agency.  The rating given to the
                                                     Certificates will be based primarily upon the credit
                                                     rating of the Term Assets and the legal structure of the
                                                     transaction, including the limitation that payments in
                                                     respect of the Certificates are subject to receipt by the
                                                     Trustee of payments on the Term Assets.  The rating
                                                     reflects the likelihood that Certificateholders will
                                                     receive the payments due on their Certificates, and
                                                     therefore addresses the likelihood that, absent a Payment
                                                     Deferral, the Certificateholders who hold their
                                                     Certificates to maturity will receive the yield implied
                                                     by their purchase prices.  A security rating is not a
                                                     recommendation to buy, sell or hold securities and may be
                                                     subject to revision or withdrawal at any time by the
                                                     assigning rating agency.  A security rating does not
                                                     address the likelihood of the exercise of Call Warrants,
                                                     or the corresponding effect on yield to investors.  See
                                                     "Ratings" and "Special Considerations--Maturity and Yield
                                                     Considerations."

                             SPECIAL CONSIDERATIONS

Maturity and Yield Considerations

         A Warrantholder is likely to exercise its right to purchase Term Assets, if at all, at a time when the interest rates on potential reinvestments are lower than the return that would have been earned over the remaining life of the Certificates had they not been redeemed due to the exercise of a Call Warrant. See "Yield on the Certificates" herein and "Special Considerations" and "Maturity and Yield Considerations" in the Prospectus.

No Detailed Information About Term Assets or Term Assets Issuer

                  This Prospectus Supplement does not provide detailed information with respect to the Term Assets or the Term Assets Issuer, any risk factors relating thereto, or any rights or obligations, legal, financial or otherwise, arising under or related to the Term Assets. See "The Term Assets Issuer" and "Appendix A--Identification of Term Assets" herein.

Term Assets Issuer is the Only Payment Source

                  The Certificates are payable solely from payments made on the Term Assets by the Term Assets Issuer. The Term Assets Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of financial difficulties of the Term Assets Issuer, could result in delays in payment, partial payment or non-payment of the Certificates relating to a Term Asset. See "Description of the Certificates--Acceleration of Term Assets on Default" herein.

Bankruptcy Risks

         If Salomon Brothers Holding Company Inc ("SBHCI"), the parent of the Depositor, were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy or SBHCI itself were to request a bankruptcy court to order that the Depositor be substantively consolidated with SBHCI, delays in and reductions in the amount of distributions on the Certificates could occur. SBHCI and the Depositor have taken certain steps that are intended to minimize the risk that the assets of the Depositor would be substantively consolidated with the assets and liabilities of SBHCI. These steps include the creation of the Depositor as a separate, limited purpose subsidiary, restrictions on the operations of the Depositor, and limitations in the certificate of incorporation of the Depositor on the nature of the Depositor's business and its ability to commence voluntary insolvency cases or proceedings without the prior unanimous vote of all its directors. Further, the Depositor does not intend to file, and SBHCI has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code or any similar applicable state laws with respect to the Depositor. Thus, (i) the voluntary or involuntary application with respect to the Depositor for relief under Title 11 of the United States Code or similar applicable state laws, and (ii) the substantive consolidation of the Depositor and SBHCI, is unlikely to occur.

         The transfer of the Term Assets from Salomon to the Depositor is intended and has been structured to constitute an absolute sale of the Term Assets rather than a borrowing by Salomon secured by the Term Assets. If Salomon were to become a debtor in a bankruptcy case or a case under the Securities Investor Protection Act of 1970, as amended ("SIPA") and a bankruptcy trustee, a court which had issued a protective decree under SIPA or a creditor of Salomon were to take the position that the transfer of the Term Assets from Salomon to the Depositor should be characterized as the pledge of the Term Assets to secure a borrowing by Salomon, then delays in distributions on the Certificates or (should the bankruptcy court or the court in a case under SIPA rule in favor of any such trustee or creditor) reductions in such distributions could result. If the transfer of the Term Assets to the Depositor is treated as a sale, however, the Term Assets would not be part of Salomon's bankruptcy estate and would not be available to Salomon's creditors.

No Assurance of Liquidity

                  There is no assurance that any secondary market will develop or be maintained for any class of Certificates. While the Underwriter intends to maintain a secondary market for Certificates, it is not obligated to do so. There can be no assurance that a secondary market in the Certificates will develop or, if it does develop, that it will remain in existence for any period of time. The absence of a secondary market would adversely affect the liquidity of the Certificates.


Events of Default Under the Declaration

         If an event of default under the Declaration (as defined herein) (a "Declaration Event of Default") occurs, the risk of loss with respect to the Term Assets lies entirely with the Certificateholders. If a Declaration Event of Default occurs, the Trustee will be required to exercise its voting rights as securityholder pursuant to the Declaration in favor of directing, or to take such other action as is permitted under the Declaration to direct, the Term Assets Trustees to declare the unpaid principal amount of the Term Assets and any accrued and unpaid interest thereon to the date of redemption to be immediately due and payable.

The Underwriter and the Company

         The Underwriter is an affiliate of the Company, and the Company intends to offer and sell the Call Warrants to another of its affiliates.


                             FORMATION OF THE TRUST

         TIERS Corporate Bond-Backed Certificates Trust NB Capital 1997-1 will be formed under New York law pursuant to the Trust Agreement dated as of June 17, 1997, as supplemented by the Series NB Capital 1997-1 Supplement dated as of June 17, 1997. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Concurrently with the execution and delivery of the Trust Agreement, the Company will deposit with the Trustee (i) the proceeds from the sale of the Certificates to the Underwriter and (ii) the proceeds from the sale of the right to purchase the Term Assets from the Trust pursuant to the terms of the Call Warrants, with instructions to use such funds for the specific purpose of purchasing the Term Assets. The Trustee, on behalf of the Trust, will accept such funds, purchase the Term Assets and deliver the Certificates to or upon the order of the Company. The Trustee will hold the Term Assets for the benefit of the Certificateholders, subject to the rights of the Warrantholders.


                                 USE OF PROCEEDS

         The net proceeds to be received by the Company from the sale of the Certificates and the Call Warrants will be deposited by the Company into the Trust for the sole purpose of causing the Trust to purchase the Term Assets, which, after the purchase thereof, will be the sole Deposited Assets (as defined in the Prospectus) of the Trust.


                             THE TERM ASSETS ISSUER

         This Prospectus Supplement does not provide information with respect to the Term Assets Issuer. No investigation has been made of the financial condition or creditworthiness of the Term Assets Issuer or any of its subsidiaries in connection with the issuance of the Certificates. The Company is not an affiliate of the Term Assets Issuer.

         The Term Assets Issuer is a statutory business trust formed pursuant to a certificate of trust filed with the Secretary of State of the State of Delaware on November 1, 1996 and a declaration of trust dated as of October 29, 1996, executed by NationsBank Corporation and the trustees of the Term Assets Issuer (such declaration, as amended and restated, the "Declaration").

         Nationsbank Corporation, the holder of all of the Common Securities (as such term is defined in the Term Assets Prospectus) of the Term Assets Issuer and the obligor on the Junior Subordinated Notes (the sole asset of the Term Assets Issuer), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information (including financial information) with the Commission. Copies of such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade

Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov. containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, such reports and other information can be obtained from the Term Assets Issuer at its address specified in its most recent publicly available reports.

         The Trust will have no assets other than the Term Assets from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend principally on the Trust's receipt of payments on the Term Assets from the Term Assets Issuer.

         Prospective purchasers of the Certificates should consider carefully the Term Assets Issuer's financial condition and its ability to make payments in respect of such Term Assets. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Term Assets or the Term Assets Issuer. All information contained in this Prospectus Supplement regarding the Term Assets Issuer is derived from the Term Assets Prospectus. Neither the Company nor the Underwriter has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein.


                         DESCRIPTION OF THE TERM ASSETS

         The Deposited Assets of the Trust will consist solely of $25,000,000 aggregate principal amount of 7.83% Capital Securities due December 15, 2026 issued by NB Capital Trust II, having the characteristics described in the Term Assets Prospectus. The Term Assets were originally issued by the Term Assets Issuer as part of an underwritten public offering of $365,000,000 aggregate principal amount of such securities (such securities in the aggregate, issued and outstanding as of any date, the "Term Assets Securities"), pursuant to a registration statement on Form S-3 (File No. 333-15375-02) (together with all amendments and exhibits thereto, the "Term Assets Registration Statement"), filed by the Term Assets Issuer with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Distributions are required to be made on the Term Assets semiannually on the 15th day of each June and December, or if such day is not a Business Day, on the next succeeding Business Day (such dates, the "Term Assets Payment Dates").

         In the event of a dissolution of NB Capital Trust II, the Trust may receive 7.83% Junior Subordinated Notes of NationsBank Corporation in exchange for the 7.83% Capital Securities, in which case the 7.83% Junior Subordinated Notes will become the Term Assets of the Trust and NationsBank Corporation will become the Term Assets Issuer.

         The Term Assets deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend on the Trust's receipt of payments on, or in respect of, the Term Assets. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Term Assets.

         The disclosure under this caption in the Prospectus Supplement is intended primarily to identify the Term Assets and does not purport to summarize the Term Assets or to provide information with respect to the Term Assets Issuer. Appendix A to this Prospectus Supplement, which contains the pricing terms of the Term Assets, is derived solely from the description thereof in the Term Assets Prospectus. Such information does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, (i) the Declaration, (ii) the Term Assets Prospectus, and (iii) the Term Assets Registration Statement, of which the Term Assets Prospectus and a form of the Declaration are parts. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to an offering of the Term Assets. No representation is made by the Trust, the Trustee or the Company as to the accuracy or completeness of the information contained in the Term Assets Prospectus or the Term Assets Registration Statement.

Ratings

         The Term Assets have been rated "a1" and "A-" by Moody's and Standard & Poor's, respectively. Any rating of the Term Assets is not a recommendation to purchase, hold or sell such Term Assets or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

Salomon Brothers Inc and the Term Assets Issuer

         From time to time, Salomon Brothers Inc may be engaged by the Term Assets Issuer as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Salomon Brothers Inc or another affiliate of the Company may make a market in other outstanding securities of the Term Assets Issuer.


                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the Prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Term Assets, (ii) all payments on or collections in respect of the Term Assets accrued on or after the Closing Date, together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. The property of the Trust will be held for the benefit of the Certificateholders by the Trustee. Certificateholders will receive payments on each Distribution Date as described herein. See "--Collections & Distributions."

         The Certificates represent two classes of undivided fractional beneficial interests in specific assets of the Trust, and all distributions to Certificateholders shall be made only from the property of the Trust as described herein. The Certificates do not represent an interest in or obligation of the Company, the Term Assets Issuer, the Term Assets Trustees, the Trustee or Salomon Brothers Inc or any affiliate thereof.

         The aggregate "Certificate Principal Balance" of the ZTF Class Certificates on any determination date will equal the aggregate principal amount of the Term Assets in the Trust as of such date. The Certificate Principal Balance of any ZTF Class Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Balance of all outstanding ZTF Class Certificates and will equal the amount that the holder of such ZTF Class Certificate is entitled to receive as distributions allocable to principal of the Term Assets. Holders of ZTF Class Certificates will not be entitled to receive any amount in respect of the Certificate Principal Balance of such Certificates until the ZTF Class Final Distribution Date, which will be the earliest of (i) the date of the Warrant Exercise ZTF Redemption which results in the redemption of all remaining ZTF Class Certificates, (ii) the date of any Special Event Redemption, (iii) the date of the Optional Redemption which results in the redemption of all remaining ZTF Class Certificates, and (iv) December 15, 2026, which is the Stated Maturity.

         The aggregate "Certificate Principal Balance" of the Amortizing Class Certificates will initially be $____________. On any Distribution Date, absent a Payment Deferral, the aggregate Certificate Principal Balance will be reduced by the positive difference between (i) the semiannual Fixed Payment made on such Distribution Date and (ii) interest accrued on the aggregate Certificate Principal Balance at the Amortizing Class Yield to Earliest Maturity Date from the prior Distribution Date (or, in the case of the initial Distribution Date, such interest accrued from the Closing Date). The Certificate Principal Balance of any Amortizing Class Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Balance of all outstanding Amortizing Class Certificates. The Amortizing Class Certificates are not subject to redemption except in connection with a Special Event Redemption (as defined herein).

         The "Accreted Amount" of each ZTF Class Certificate, as of any date of determination, will equal:

         (i)      the Accreted Amount of such ZTF Class Certificate as of the immediately preceding Distribution Date (or, in the case of any date of determination prior to the initial Distribution Date, the initial purchase price (without regard to any accrued interest thereon) of such ZTF Class Certificate); plus

         (ii) accretion on the amount determined in and from the date specified in (i) above at the Yield to Stated Maturity; less

         (iii) accrued and unpaid interest on the amount determined in and from the date specified in (i) above at the Pass-Through Rate, provided that such date occurs after December 15, 2001.

         The semiannual Fixed Payment payable on the Amortizing Class Certificates will be allocated between interest and return of principal according to the table attached as Appendix B hereto. Although payments on the Amortizing Class Certificates are denominated as principal and interest, the Amortizing Class Certificates generally represent indirect beneficial ownership of solely the interest payments on the Term Assets and will be paid solely from interest payments on the Term Assets; absent an acceleration of the Term Assets in connection with a Special Event or a Declaration Event of Default, the Amortizing Class Certificateholders have no right to any portion of the principal payments on the Term Assets.

Form of the Certificates

         The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples thereof.

         The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Company, the "Clearing Agency"), except as provided below; the Company has been informed by DTC that DTC's nominee will be Cede & Co. No Certificateholder will be entitled to receive a certificate representing such Certificateholder's interest, except as set forth below under "Definitive Certificates."

Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "Definitive Certificates" below and "Description of the Certificates--Global Securities" in the Prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more

Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights (as defined herein) only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights authorize divergent action.

Definitive Certificates

         "Definitive Certificates" will be issued to owners of Certificates or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Certificates and the Company is unable to locate a qualified successor or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

Listing on the New York Stock Exchange

         The ZTF Class Certificates have been authorized for listing, upon official notice of issuance, with the NYSE. There can be no assurance that the ZTF Class Certificates, once listed, will continue to be eligible for trading on the NYSE.

Interest Accrual

         For each Distribution Date, interest shall accrue on the Certificates during the period (the "Interest Accrual Period") commencing on and including the prior Distribution Date to, but excluding, such Distribution Date, except that the initial Interest Accrual Period (i) with respect to the ZTF Class Certificates shall commence on the ZTF Class Accrual Commencement Date, and (ii) with respect to the Amortizing Class Certificates shall commence on the Closing Date.

         Interest will accrue on the Certificate Principal Balance of each ZTF Class Certificate for each Interest Accrual Period from and after December 15, 2001 (the "ZTF Class Accrual Commencement Date") at the Pass-Through Rate (such accrued interest, the "ZTF Class Periodic Interest"). Interest will accrue on each ZTF Class Certificate through the ZTF Class Final Distribution Date. Except in the case of a Warrant Exercise ZTF Redemption, Special Event Redemption, Optional Redemption or Payment Deferral (each as described herein), the ZTF Class Periodic Interest shall be payable on the Distribution Dates related to each applicable Interest Accrual Period. In the event of a Payment Deferral which commences on or prior to December 15, 2001 and continues after December 15, 2001, interest will accrue from and after December 15, 2001 on the Certificate Principal Balance of the ZTF Class Certificates at the Pass-Through Rate, compounded semiannually, but no amount will be distributed in respect of interest on the ZTF Class Certificates until the Distribution Date concluding the Non-Payment Period relating to such Payment Deferral.

         Absent a Payment Deferral, interest will accrue on each Amortizing Class Certificate for each Interest Accrual Period ending on or prior to the Amortizing Class Final Distribution Date at the Amortizing Class Yield to Earliest Maturity Date (such accrued interest, the "Amortizing Class Periodic Interest"). In the event of a Payment Deferral commencing on or prior to December 15, 2001, interest will accrue on Fixed Payments that have been deferred at the Pass-Through Rate, compounded semiannually, to the extent permitted by law. The Amortizing Class Final Distribution Date shall be the later of (i) December 15, 2001 (the "Amortizing Class Initial Maturity Date"), and (ii) the Distribution Date concluding any Non-Payment Period commencing on or prior to and ending after December 15, 2001. Except in the case of a Special Event Redemption or Payment Deferral, the Amortizing Class Periodic Interest shall be payable (together with principal on the Amortizing Class Certificates) on the Distribution Dates related to each applicable Interest Accrual Period.

         See "Description of the Certificates--Interest on the Certificates" in the Prospectus.

Collections and Distributions

         Distributions by the Trustee pursuant to the terms of the Certificates and the Trust Agreement shall be made, subject to timely receipt of payments on the Term Assets, and solely to the extent of Available Funds:

         (i) for the ZTF Class Certificates, on each Distribution Date after the ZTF Class Accrual Commencement Date and through the ZTF Class Final Distribution Date, and

         (ii) for the Amortizing Class Certificates, on each Distribution Date through the Amortizing Class Final Distribution Date;

subject, in each case, to the provisions discussed under "Description of the Certificates--Purchase of Term Assets and Redemption of ZTF Class Certificates," "--Special Event Redemption," "--Optional Redemption," "--Payment Deferral," and "--Acceleration of Term Assets on Default" herein. Distributions in respect of the Certificate Principal Balance of the ZTF Class Certificates will be made on the ZTF Class Final Distribution Date.

         "Available Funds" means, as of any Distribution Date, the aggregate amount received on or with respect to the Term Assets (including investment income from Permitted Investments (as defined herein) and proceeds from the sale of the Term Assets pursuant to the Call Warrants or otherwise during the period from and including the preceding Distribution Date up to and including the first Business Day preceding such Distribution Date (the "Record Date," and each such period, a "Collection Period"), and deposited in the Collection Account and available for distribution on such Distribution Date.

         If a payment with respect to the Term Assets is made to the Trustee after the Term Assets Payment Date on which such payment was due, the Trustee will distribute any such amounts received on the Business Day thereafter as if such funds had constituted Available Funds on the Distribution Date immediately preceding such Business Day; provided, however, that the Record Date for such distribution shall be five days prior to such Business Day. No additional amounts will accrue on the Certificates or be owed to Certificateholders in respect of such distribution.

         All amounts received on or with respect to the Term Assets, including but not limited to amounts received in connection with the exercise of the Call Warrants and not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in those investments which are acceptable to each Rating Agency as being consistent with the rating of the Certificates, as specified by each Rating Agency in the Trust Agreement (such investments, "Permitted Investments"). Generally, Permitted Investments will be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

         On each Distribution Date on and after the ZTF Class Accrual Commencement Date, the Trustee will distribute all Principal Collections constituting Available Funds for such Distribution Date in the Collection Account to the ZTF Class Certificateholders. "Principal Collections" means, with respect to any Distribution Date, all payments received by the Trustee, during the Collection Period ending immediately prior to such Distribution Date, in respect of principal (but not premiums) on the Term Assets.

         On each Distribution Date, the Trustee will distribute Interest Collections (as defined below) constituting Available Funds for such Distribution Date in the Collection Account concurrently as follows:

         (i) to Amortizing Class Certificateholders for the payment of Fixed Payments, but only to the extent that such Interest Collections were accrued prior to the Amortizing Class Final Distribution Date; and

         (ii) to ZTF Class Certificateholders for the payment of ZTF Class Periodic Interest, but only to the extent that Interest Collections were accrued on or after the ZTF Class Accrual Commencement Date.


         "Interest Collections" means, with respect to any Distribution Date, all payments received by the Trustee, during the Collection Period ending immediately prior to such Distribution Date, in respect of (i) interest on the Term Assets, (ii) penalties or other amounts required to be paid because of late payments on the Term Assets, and (iii) investment income on Permitted Investments.

         The Trust will be terminated and any remaining Term Assets will be distributed to Certificateholders on a pro rata basis on December 15, 2026 (the "Trust Final Termination Date"), to the extent the Trust has not earlier been terminated as described under "Description of the Certificates--Purchase of Term Assets and Redemption of ZTF Class Certificates," "--Special Event Redemption Following a Special Event" and "Description of the Trust Agreement--Termination of the Trust" herein.

Purchase of Term Assets and Redemption of ZTF Class Certificates

         Term Assets may be purchased at any time after the Amortizing Class Certificates have been paid in full at the option of each Warrantholder (a "Warrant Exercise") at a price of par plus accrued and unpaid interest thereon at the Pass-Through Rate to the date of purchase (the "Warrant Exercise Purchase Price"), upon at least 20 Business Days notice by such Warrantholder to the Trustee of its intention to exercise its Call Warrant. Any such exercise of a Call Warrant will cause the redemption of an equal principal amount of the ZTF Class Certificates at a price of $1,000 per ZTF Class Certificate plus accrued and unpaid interest thereon at the Pass-Through Rate to the date of redemption.

         Such redemption will be effected from proceeds from the sale of the Term Assets by the Trustee to the Warrantholders pursuant to the terms of the Call Warrants. The Trustee will notify the ZTF Class Certificateholders, the Rating Agencies and the NYSE of the notice received of a Warrantholder's intent to exercise its Call Warrant.

         On or before the Business Day preceding the date on which a Call Warrant is to be exercised, the Warrantholder must make available for deposit with the Trustee in immediately available funds an amount equal to the Warrant Exercise Purchase Price for the Term Assets subject to exercise. If the Trustee does not receive the required deposit, such Call Warrant will expire and will no longer be considered outstanding. The Trustee will notify the Certificateholders, the Rating Agencies and the NYSE of any such failure with respect to a Call Warrant. If a Warrantholder fails to make the required deposit, the Term Assets subject to the Call Warrant will not be sold and the related amount of ZTF Class Certificates will not be redeemed.

         Under the terms of the Call Warrants and the Trust Agreement, Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Term Assets. In addition, amendment of the Trust Agreement may require, and amendment of the Call Warrants generally will require, consent of the Warrantholders. See "Description of the Trust Agreement-Voting Rights." Warrantholders may sell or assign all or a portion of their Call Warrants in accordance with the terms of the Call Warrants. The Call Warrants are not offered hereby.

         The Amortizing Class Certificates are not subject to Warrant Exercise ZTF Redemption.

Special Event Redemption Following a Special Event

         The Term Assets may be redeemed by the Term Assets Issuer in whole but not in part prior to December 15, 2006 upon the occurrence and continuation of a Tax Event, Capital Treatment Event, or Investment Company Event (as defined in the Term Assets Prospectus; each, a "Special Event"), at a price which will at least equal the principal amount of the Term Assets plus accrued and unpaid interest thereon at the Pass-Through Rate to the date of redemption. In such event, the Certificates will be redeemed. Each holder of a ZTF Class Certificate will be paid a redemption price equal to its Accreted Amount (as defined herein). Each holder of an Amortizing Class Certificate will be paid its Certificate Principal Balance plus accrued and unpaid interest at the Amortizing Class Yield to Earliest Maturity Date to the date of redemption. In the event of a Special Event Redemption, the Call Warrants will be deemed automatically exercised with respect to the entire principal amount of Term Assets (without the requirement of any advance notice by the Warrantholders) and the proceeds of redemption received by the Trustee from the Term Assets Issuer will be applied first to pay the applicable redemption prices to the holders of the redeemed ZTF Class Certificates and Amortizing Class Certificates, with the balance of such proceeds, if any, being remitted to each Warrantholder as a cash settlement of the deemed exercise of its Call Warrant. Upon such deemed exercise of the Call Warrants, no payment of Warrant Exercise Purchase Price (as defined herein) will be due from any Warrantholder.

Optional Redemption

         The Amortizing Class Certificates will be paid in full no later than June 15, 2006. The Term Assets may be redeemed by the Term Assets Issuer by Optional Redemption in whole or part at any time on or after December 15, 2006 at a price of 103.915%, which price will decline ratably on each subsequent December 15 to 100% on December 15, 2016 and thereafter, in each case plus accrued interest to the date of redemption at the Pass-Through Rate. In the event of an Optional Redemption, the Call Warrants will be deemed automatically exercised with respect to a Certificate Principal Balance of the ZTF Class Certificates equal to the principal amount of Term Assets subject to Optional Redemption (without the requirement of any advance notice by the Warrantholders), and the proceeds of redemption received by the Trustee from the Term Assets Issuer will be applied first to pay the ZTF Class Redemption Price to the holders of the redeemed ZTF Class Certificates, with the balance of such proceeds, if any, being remitted to Warrantholders as a cash settlement of their Call Warrant exercise of the Call Warrants. Upon such deemed exercise of the Call Warrants, no payment of the Warrant Exercise Purchase Price shall be due from Warrantholders.


Acceleration of Term Assets on Default

         If a Declaration Event of Default occurs and the Term Assets are accelerated, the Trustee will make an in-kind distribution of the Term Assets to the holders of the ZTF Class Certificates and the Amortizing Class Certificates. The distribution will be made in the same ratio as (i) the present value of all scheduled future payments on the ZTF Class Certificates bears to (ii) the present value of all scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.83% per annum to the date such acceleration was declared.
Such ratio will be calculated by the Calculation Agent.

         Term Assets will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders.

Payment Deferral

         The Term Assets Issuer has the right to defer payments of interest on the Term Assets for a NonPayment Period not exceeding 10 consecutive semiannual periods (but not beyond the Stated Maturity). At the end of any such Non-Payment Period, the Term Assets Issuer will pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the Pass-Through Rate to the extent permitted by applicable law. The commencement of a Non-Payment Period by the Term Assets Issuer will result in a Payment Deferral on the Term Assets until the end of such Non-Payment Period. On any Distribution Date during a Non-Payment Period, payment will be deferred on any outstanding Amortizing Class Certificates, and payment of interest will be deferred on any outstanding ZTF Class Certificates (if such payment would otherwise have been due).

         If a Non-Payment Period ends on or before December 15, 2001 (which is the ZTF Class Accrual Commencement Date), the ZTF Class Certificates will not be affected by the occurrence of such NonPayment Period, as no interest accrues, and no payments are due, on the ZTF Class Certificates until after such date. If a Non-Payment Period ends after the ZTF Class Accrual Commencement Date, interest will accrue on the ZTF Class Certificates at the Pass-Through Rate from December 15, 2001, compounded semiannually, but payment thereof will be deferred during such Non-Payment Period and will not be paid semiannually on the Distribution Dates. At the end of any Non-Payment Period, all accrued and unpaid interest on the ZTF Class Certificates will be immediately due and payable.

         During any Non-Payment Period that begins on or prior to December 15, 2001, interest will accrue on the Fixed Payments payable on the Amortizing Class Certificates at the Pass-Through Rate (which is greater than the Amortizing Class Yield to Earliest Maturity Date), though payment thereof will be deferred. On the Distribution Date concluding a Non-Payment Period, the due and unpaid Fixed Payments originally scheduled to be made on or prior to December 15, 2001, together with interest thereon at the Pass-Through Rate, will be immediately due and payable to the holders of the Amortizing Class Certificates. During a Non-Payment Period, no reductions will be made to the Certificate Principal Balance of the Amortizing Class Certificates. On the Distribution Date which concludes the NonPayment Period, amounts allocable to the Amortizing Class Certificates will be applied first to scheduled payments of principal set forth in the Amortization Table through and including such Distribution Date, with the balance applied to interest on the Amortizing Class Certificates (including, but not limited to, scheduled interest as set forth in the Amortization Table).


                            YIELD ON THE CERTIFICATES

         In general, the effect of a Special Event Redemption or Warrant Exercise ZTF Redemption on the yield to maturity of the ZTF Class Certificates and/or the Amortizing Class Certificates, as applicable, will depend upon the price at which any such Certificate is purchased. See "Maturity and Yield Considerations" in the Prospectus, and "Special Considerations--Maturity and Yield Considerations" herein.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement (the "Registration Statement") of which this Prospectus Supplement and the Prospectus form a part. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement will consist of (i) the Term Assets, (ii) all payments on or collections in respect of the Term Assets accrued on or after the Closing Date, together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

         First Trust of New York, National Association, a national banking association, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite

1600, New York, New York 10005 and its telephone number is (212) 361-2500.

         The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

         Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee shall be entitled to payment of trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but shall not have any claim against the Trust with respect thereto.

Event of Default

         The only event of default with respect to the Certificates under the Trust Agreement (a "Certificate Event of Default") will consist of a default in the payment of any amount due on the Term Assets from the Term Assets Issuer after the same becomes due and payable (subject to any applicable grace period).

         In the event of a default in the payment of any amount on the Term Assets the Trustee is required to proceed on behalf of the Certificateholders to enforce its rights under the Term Assets or otherwise protect the interests of the Certificateholders. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" in the Prospectus.

         No Certificateholder will have the contractual right to institute any proceeding with respect to the Trust Agreement unless

                  (i) such holder previously has given to the Trustee written notice of a continuing breach by the Term Assets Issuer,

                  (ii) Certificateholders evidencing not less than 25% of the aggregate Voting Rights of the Certificates have requested in writing that the Trustee institute a proceeding against the Term Assets Issuer in its own name as Trustee,

                  (iii) the Trustee has been offered reasonable indemnity,

                  (iv) the Trustee has for 15 days failed to institute such proceeding, and


                  (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required
         Percentage-Remedies of the aggregate Voting Rights of the Certificates.

Voting Rights

         While the Amortizing Class Certificates are outstanding, the ZTF Class Certificateholders shall have 75% of the total Voting Rights, and the Amortizing Class Certificateholders shall have 25% of the total Voting Rights. Thereafter, the ZTF Class Certificates will have 100% of the total Voting Rights. All Voting Rights with respect to the ZTF Class Certificates will be allocated among all ZTF Class Certificateholders in proportion to the respective Certificate Principal Balances of the then-outstanding ZTF Class Certificates held by such Certificateholders on any date of determination. All Voting Rights with respect to the Amortizing Class Certificates will be allocated among all Amortizing Class Certificateholders in proportion to the respective Certificate Principal Balances of the then-outstanding Amortizing Class Certificates held by such Certificateholders on any date of determination.

         The required percentage of Voting Rights of those Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment shall be 66-2/3%.

         In addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement (i) which would adversely affect in any material respect the interests of Warrantholders in the Term Assets without the consent of Warrantholders representing 66-2/3% of the face amount of the Call Warrants or (ii) which would alter the timing or amount of any payment of the Warrant Exercise Purchase Price without the unanimous consent of Warrantholders; and provided, further, that no such amendment or modification which would materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes will be permitted. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus.

         Further, no amendment to the Call Warrants will be permitted which would adversely affect in any material respect the interests of the Certificateholders without the consent of Certificateholders representing 66-2/3% of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment and without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; provided, however, that no such amendment or modification will be permitted (i) which would alter the timing or amount of any payment of the Warrant Exercise Purchase Price, without the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates, or (ii) which would materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. In addition, the Call Warrants generally may not be amended without the consent of 66-2/3% (or in certain circumstances, 100%) of the holders thereof.

Voting of Term Assets


         The Trustee, as holder of the Term Assets, has the right to vote and give consents and waivers in respect of such Term Assets as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Term Assets Issuer for its consent to any amendment, modification or waiver of the Term Assets or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets, including, without limitation, any demand to accelerate the Term Assets, except upon the occurrence of a Declaration Event of Default, and with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of Warrantholders and the Certificateholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Evidence as to Compliance

         Annual independent audits of the Trust will not be required; however, the Trust Agreement will provide that within four months following the end of an Accounting Period, a firm of independent public accountants will furnish a report to the Depositor, the Rating Agencies and the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Term Assets during the related Accounting Period and performed accounting and auditing procedures set forth in the Trust Agreement which should enable the recipients of such reports to determine whether such administration was conducted in compliance with the terms of the Trust Agreement. Such report will identify any exceptions found during the examination. "Accounting Period" will mean each twelve-month period ending on the 30th day of June (commencing with the twelve-month period ending June 30,

1997). The Company reserves the right to change the timing of Accounting Periods, but no Accounting Period may exceed 12 months.

Termination of the Trust

         The Trust shall terminate upon (i) the payment in full at maturity of all the Term Assets, (ii) sale by the Trust of all the Term Assets in accordance with the Call Warrants, or (iii) in-kind distribution of the Term Assets after an acceleration thereof, and the distribution in full of all amounts due to the Certificateholders. See "Description of the Trust Agreement--Termination" in the Prospectus. Under the terms of the Trust Agreement and the Call Warrants, the Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Term Assets if and for so long as any Call Warrant remains outstanding, without the consent of Warrantholders.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain of the United States federal income tax consequences of an investment in the Certificates by Holders that acquire their Certificates in their initial offering. The discussion and the opinions referenced below are based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. Prospective investors should note that no rulings have been or are expected to be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Further, the following summary does not deal with all United States federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as Non-United States Holders (as defined below), banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, S corporations, estates and trusts, investors that hold the Certificates (or have held the 7.83% Capital Securities or the 7.83% Junior Subordinated Notes) as part of a hedge, straddle, integrated transaction or conversion transaction, or holders whose "functional currency" is not the United States dollar. Furthermore, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Certificateholder. In addition, this summary generally is limited to investors that will hold the Certificates as "capital assets" within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code"). Investors should consult their own tax advisers to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates.

         As used herein under "Federal Income Tax Consequences," "United States Holder" or "Holder" means a beneficial holder of a Certificate that is an individual citizen or resident of the United States, a corporation or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. "Non-United States Holder" means any holder that is not a United States Holder.

Tax Status of the Trust

         The Trust is structured as a "grantor trust" and will likely be so treated. Nonetheless, such treatment is not certain. However, upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, if the Trust is determined not to be a grantor trust, it will be characterized as a partnership and not as an association taxable as a corporation (or publicly traded partnership treated as an association).

         Prospective investors should be aware that no rulings have been sought from the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the Trust is a grantor trust. If, contrary to special counsel's opinion, the Trust is determined to be an association (or publicly traded partnership) taxable as a corporation, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of special counsel's opinion, however, (i) the Trust intends for tax reporting purposes to characterize the Trust as a grantor trust and (ii) except as specifically discussed otherwise under "Possible Recharacterization of the Trust as a Partnership" or otherwise indicated herein, the balance of this discussion assumes that the Trust will be classified as a grantor trust.

         Certificateholders will be treated, for federal income tax purposes, as if they had (i) purchased their pro rata interest of the Trust's underlying assets and (ii) sold call options (the Call Warrants) with respect to the Term Assets in an amount representing their pro rata interest in the Trust.

         Prospective investors are hereby referred to the Prospectus pertaining to the offering of the Term Assets and its description of certain of the tax considerations relating to the Term Assets. As more fully described therein under "United States Federal Income Taxation," counsel to the Term Assets Issuer rendered its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture for the Junior Subordinated Notes (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Notes will be classified for United States federal income tax purposes as indebtedness of NationsBank Corporation. Such counsel further rendered its opinion that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Term Assets Issuer will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Special counsel has not independently verified, and will not so verify, the classification of NB Capital Trust II or the underlying Junior Subordinated Notes. The balance of this discussion assumes that the Term Assets Issuer and the Junior Subordinated Notes will be characterized as indicated above. Prospective investors should read the Term Assets Tax Disclosure and consult with their own tax advisers regarding alternative characterizations of the Term Assets and other consequences of the purchase, ownership and disposition of the Term Assets.

         The Trust has identified the Term Assets and the Call Warrants as part of an integrated transaction within the meaning of Treasury Regulation ss. 1.1275-6. Among other consequences of such identification is the treatment generally of each Certificate as a synthetic debt instrument issued on the date it is acquired by the holder thereof. Prospective investors should be aware that it is not absolutely certain that integration treatment is available for transactions such as those contemplated by the Trust Agreement or that the Trust's identification of the transaction as an integrated transaction is effective on holders. While unlikely, it is possible, for example, that for such treatment to apply each holder will be required to make the appropriate identifications on its own books and records on or prior to the date it acquires its Certificates. Because integrated transaction treatment is very likely to apply, except for the immediately following two paragraphs, the balance of this discussion assumes that the transaction will be treated as an integrated transaction.

         While unlikely, if the integrated transaction rules do not apply, a portion of the interest payments made on a ZTF Class Certificate may be treated as option premium for writing the Call Warrant instead of interest. (Although a similar rule could theoretically apply to an Amortizing Class Certificate, the effect is likely to be insignificant.) In such a case, such payments would not be taken into account in accruing OID (or in the case of a ZTF Class Certificate acquired after December 15, 2001, interest income) and thus would not be includable in income periodically as accrued (or received). Instead, treatment of such payments as option premium would generally cause the related income to be deferred and give rise to short-term capital gain when the option expires (upon maturity of the Certificate). Alternatively, the option premium may be viewed as received in its entirety upon the issuance of the Certificates (though it would still give rise to short-term capital gain upon expiration), in which case the option premium would reduce the issue price of the Certificate, decreasing its yield and thereby reducing the OID that accrues on the Certificate. In the case of a ZTF Class Certificate acquired after December 15, 2001, the OID rules apparently will not apply, as discussed below. Therefore, ongoing interest income would be reduced by the same amount as the option premium, but only if the investor has an effective election in place to amortize bond premium. If the investor does not elect to amortize bond premium, the amount equal to the value of the option would give rise to a long-term capital loss on the maturity of the Certificate.

         Prospective investors should also be aware that it is possible that the IRS will take the position that one or both classes of Certificates will be recharacterized under general tax principles as debt issued on the Closing Date. In such a case, the discussion of original issue discount ("OID") under "Income of the Certificateholders" will not apply to the Amortizing Class Certificates.

Instead, the Amortizing Class Certificates will be treated as conventional debt instruments issued without OID. Further, the OID on the ZTF Class Certificates will accrue at the initial yield to maturity based on the Certificates, initial offering price to the public (rather than a particular holder's yield). Further still, the conventional rules for market discount and premium will apply to both classes of Certificates for investors that acquire their Certificates at a price other than their principal amount, or in the case of the ZTF Class Certificates their adjusted issue price. Amortizing Class Certificateholders should be aware that if an Amortizing Class Certificate is not considered to have OID, reporting the income from the Certificate under the OID rules might be treated as an election to treat all income on a discount or premium instrument as original issue discount, which deemed election might apply to all of the discount or premium debt instruments held or acquired by the holder in the year it acquires its Certificate or thereafter.

Income of Certificateholders

         Each Certificateholder (other than a ZTF Class Certificateholder that purchases its Certificate after December 15, 2001) will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such Certificate. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Certificate as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield as described below.

         The amount of OID on the Certificate will be equal to the excess of all amounts payable on the Certificate over the amount paid to acquire the Certificate. In determining the amount paid for the Certificate, a portion of the purchase price for a Certificate may be separately allocated to accrued interest and to amounts held pending distribution to the Certificateholder (the recovery of which amounts would not be taxable). Any such allocation would reduce the amount paid for (and the amount payable on) the Certificate.

         In general, the amount of OID includible in income in any taxable year by a Certificateholder is the sum of the "daily portions" of OID on the Certificate for all days during the taxable year that the Certificateholder owns the Certificate. The daily portions of OID on a Certificate are determined by allocating to each day in any "accrual period" a ratable portion of the OID allocable to that accrual period. The amount of OID allocable to each accrual period is determined by multiplying the "adjusted issue price" (as defined below) of the Certificate at the beginning of the period by a fraction, the numerator of which is the annual yield to maturity of the Certificate and the denominator of which is the number of accrual periods in a year. An "accrual period" would generally be each period ending on an interest payment date on the Certificates, although Treasury regulations allow a Certificateholder to elect other accrual periods of no more than a year in length, as long as each scheduled payment on the Certificates occurs at the end of an accrual period. The yield to maturity of a Certificate is determined by each holder based on that holder's purchase price; it is unclear whether the holder of a ZTF Class Certificate should, in calculating OID, assume that the Term Assets will, or will not, be called pursuant to the Call Warrants.

         The "adjusted issue price" of the Certificate at the beginning of any accrual period is the purchase price for a Certificate allocable to the Certificate (i) increased by the amount of OID allocable to all prior accrual periods and (ii) reduced by the amount of all payments on the Certificates allocable to the holder in all prior accrual periods.

         The Trustee currently intends for information reporting purposes to account for OID reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser at the original offering price to the public, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

         Because a ZTF Class Certificateholder will not initially be receiving current distributions of interest, OID will be reported as income prior to the receipt of cash attributable to such income and (prior to the ZTF Class Accrual Commencement Date) the amount of OID includible in income will increase each year.

                  If the Term Assets Issuer elects to defer payments of interest on the Term Assets (as described above under "Description of the Certificates--Payment Deferred"), income on the Certificates generally will continue to accrue in the same manner as if the deferred payment had actually been actually made. Further, interest will accrue for tax purposes on the entire deferred payment at the Pass-Through Rate. However, when the deferred payment is actually made, neither the actual payment nor the interest on the deferred payment will be included in income.

         ZTF Certificates Acquired After December 15, 2001

         While not absolutely certain, it appears that a ZTF Class Certificate purchased after December 15, 2001 would not be treated as subject to the OID rules described above, but, instead, would be treated as an indirect interest in a conventional debt instrument issued without OID. (In such a case reporting the income on the Certificate under the OID rules might be treated as an election to treat all income on a discount or premium instrument as original issue discount, which deemed election might apply to all of the discount or premium debt instruments held or acquired by the holder in the year it acquires its Certificate or thereafter.)


Purchase and Sale of a Certificate or Term Assets

         A Certificateholder's tax basis in a Certificate generally will equal the cost of the Certificate increased by any amounts includible in income as OID, and reduced by any payments made on the Certificate. If a Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the Certificateholder's adjusted basis in the Certificate.

Possible Recharacterization of the Trust as a Partnership

         As indicated above under "Tax Status of the Trust," it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Further, under Treasury Regulation 1.761-2, certain partnerships may "elect out" of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust should be eligible for this election. Assuming that it is so eligible, each Certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each Holder's purchase of a Certificate, each such Holder is deemed to consent to the Trust's making of a protective election out of subchapter K of the Code.

         If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level and to utilize a taxable year for reporting purposes and (ii) each Holder would be required to separately take into account such Holder's distributive share of the Trust's income (which would not necessarily be the same in any particular year, for any particular holder, as the income computed under the grantor trust rules). A Holder would take into account its distributive share of the Trust's income for each taxable year of the Trust in the Holder's taxable year which ends with or within the Trust's taxable year.

Backup Withholding

         Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

State and Other Tax Consequences

         In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, prospective purchasers should consult their own tax advisers with respect to such matters.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan ("Keogh") or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, a prohibited transaction might arise if the Term Assets Issuer, the Underwriter or the Trustee, or any affiliate thereof, were a fiduciary with respect to Plan assets used to make an investment in Certificates.

         An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and Section 4975 of the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include the assets of an entity, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate, for certain purposes (including the prohibited transaction provisions of ERISA and Section 4975 of the Code), the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Certificate is a "publicly-offered security" or (2) equity participation in such Certificates by benefit plan investors is not "significant."

         A publicly-offered security is a security that is a (1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the Certificates would not be significant if immediately after the most recent acquisition of the Certificates, whether or not from the Company or an Agent or Underwriter, less than 25 percent of the value of such were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans). There can be no assurance that less than 25 percent of the value of the Certificates will be held by benefit plan investors.

         Unless the Company has been able to determine that the ZTF Class Certificates and/or the Amortizing Class Certificates are "publicly-offered securities" for purposes of ERISA and Section 4975 of the Code, each purchaser of a ZTF Class Certificate or Amortizing Class Certificate, as applicable, will be deemed to have represented and warranted that its purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction, based on the applicability of one of the following prohibited transaction class exemptions ("PTCEs") to such Plan's purchase and holding of the Certificates: the qualified in-house investment manager ("INHAM") exemption (PTCE 96-23), the insurance company general account exemption (PTCE 95-60), the bank collective investment fund exemption (PTCE 91-38), the insurance company pooled separate account exemption (PTCE 90-1), and the qualified professional asset manager ("QPAM") exemption (PTCE 84-14).

         If the assets of the Trust were deemed to be Plan assets, certain transactions involving the Trust, including the acquisition of the Certificates themselves by a Plan, could constitute or result in prohibited transactions. If, for example, any Warrantholder were a party in interest or disqualified person with respect to an acquiring Plan, the exercise of its Call Warrant could be construed as a prohibited indirect sale by the Plan to such Warrantholder. Any such prohibited transaction could be treated as exempt under ERISA and Section 4975 of the Code if the Certificates were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as those described in the preceding paragraph.

         Any Plan investing in any class of Certificates, including any insurance company investing assets treated as "plan assets" of a Plan, will be deemed through its acquisition of a Certificate or any interest therein to represent that the acquisition of a Certificate and subsequent transactions involving the Trust would not constitute or result in prohibited transactions under ERISA or Section 4975 of the Code. Alternatively, if the Company is able to confirm, to the best of its knowledge at the conclusion of the initial offering, the existence of at least 100 separate purchasers of the class of Certificates who are independent of the Company, the foregoing representation will not be a condition to the acquisition of such Certificates.

         Any Plan or insurance company investing assets of its general account proposing to acquire Certificates should consult with its counsel.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of June __, 1997 (the "Underwriting Agreement"), the Company has agreed to sell and Salomon Brothers Inc (an affiliate of the Company) has agreed to purchase, all the ZTF Class Certificates and Amortizing Class Certificates.

         The Underwriter has agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby, if any such Certificates are purchased, at a price of $_________. Aggregate proceeds to the Company, before deducting expenses estimated at $__________, will be $______________.

         The Company has been advised by the Underwriter that it proposes to offer the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Certificates for whom they may act as agents. Concessions to dealers may vary but will not exceed ___%. The Underwriter and any dealers that participate with the Underwriter in the distribution of Certificates may be deemed to be underwriters, and any profit on the resale of Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Salomon Brothers Inc is an affiliate of the Company, and the participation by Salomon Brothers Inc in the offering of the Certificates complies with Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.



                                     RATINGS

         It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated identically to the Term Assets by both Moody's and Standard & Poor's. Moody's and Standard & Poor's have rated the Term Assets "a1" and "A-," respectively.

         The ratings address the likelihood of the receipt by Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Term Assets. The ratings on the Certificates do not, however, address the likelihood of the exercise of the Call Warrants, or the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

         The Company has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.


                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Company and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                 INDEX OF TERMS


Accreted Amount ...............................................................................................S-13
Amortization Table..............................................................................................S-2
Amortizing Class Initial Maturity Date.........................................................................S-15
Amortizing Class Periodic Interest.............................................................................S-15
Available Funds ...............................................................................................S-15
Certificate Event of Default...................................................................................S-19
Certificate Principal Balance............................................................................S-12, S-13
Certificateholders.............................................................................................(ii)
Certificates ...................................................................................................(i)
Clearing Agency ...............................................................................................S-13
Code ..........................................................................................................S-22
Collection Period .............................................................................................S-15
Commission ....................................................................................................S-11
Company ........................................................................................................(i)
Cross-Over Date ...............................................................................................(ii)
Declaration ...................................................................................................S-11
Declaration Event of Default...................................................................................S-10
Definitive Certificates........................................................................................S-14
Depositor ......................................................................................................(i)
Distribution Date .............................................................................................(ii)
DTC ..........................................................................................................(iii)
ERISA .........................................................................................................S-26
Exchange Act ..................................................................................................S-11
Fixed Payment .................................................................................................(ii)
Holder ........................................................................................................S-22
INHAM .........................................................................................................S-27
Interest Accrual Period........................................................................................S-14
Interest Collections...........................................................................................S-16
IRA ...........................................................................................................S-26
Junior Subordinated Notes.......................................................................................(i)
Keogh .........................................................................................................S-26
Moody's ........................................................................................................(i)
Non-Payment Period.............................................................................................(ii)
Non-United States Holder.......................................................................................S-22
NYSE ...........................................................................................................(i)
OID .....................................................................................................S-23, S-24
Optional Redemption............................................................................................(ii)
Participants .................................................................................................(iii)
Pass-Through Rate .............................................................................................(ii)
Payment Deferral ..............................................................................................(ii)
Permitted Investments..........................................................................................S-15
Plan ..........................................................................................................S-26
Principal Collections..........................................................................................S-16
Prospectus .....................................................................................................(i)
PTCEs .........................................................................................................S-27
QPAM ..........................................................................................................S-27
Rating Agencies ................................................................................................(i)

Ratings ........................................................................................................S-8
Record Date ...................................................................................................S-15
Regulation ....................................................................................................S-26
Salomon ........................................................................................................(i)


Securities Act ................................................................................................S-11
Special Event .................................................................................................S-17
Special Event Redemption.......................................................................................(ii)
Specified Currency.............................................................................................S-12
Standard & Poor's ..............................................................................................(i)
Stated Maturity ...............................................................................................(ii)
Term Assets ....................................................................................................(i)
Term Assets Issuer..............................................................................................(i)
Term Assets Payment Dates......................................................................................S-11
Term Assets Prospectus..........................................................................................(i)
Term Assets Registration Statement.............................................................................S-11
Term Assets Securities.........................................................................................S-11
Term Assets Trustees............................................................................................S-5
TIERS ..........................................................................................................(i)
Trust ..........................................................................................................(i)
Trust Agreement ................................................................................................(i)
Trust Final Termination Date...................................................................................S-16
Trust Indenture Act............................................................................................S-10
Trustee ........................................................................................................(i)
Underwriter ....................................................................................................(i)
Underwriting Agreement.........................................................................................S-27
United States Holder...........................................................................................S-22
Warrant Exercise ...............................................................................................S-5
Warrant Exercise Purchase Price................................................................................S-16
Warrant Exercise ZTF Redemption................................................................................(ii)
Warrantholder .................................................................................................(ii)
Yield to Earliest Maturity Date.................................................................................(i)
ZTF Class Accrual Commencement Date............................................................................S-14
ZTF Class Final Distribution Date..............................................................................S-14
ZTF Class Periodic Interest....................................................................................S-14
ZTF Class Redemption Price.....................................................................................(ii)
ZTF(R) Class Certificates.........................................................................................(i)


                                     S-30


                                   APPENDIX A

                        Identification of the Term Assets

Terms of Term Assets

Term Assets Issuer:                                  NB Capital Trust II

Term Assets:                                         7.83% Capital Securities due December 15, 2026

Dated:                                               December 10, 1996

Original Principal Maturity Date:                    December 15, 2026

Original Par Value Amount Issued:                    $365,000,000

CUSIP Number:                                        ______________

Stated Interest Rate:                                7.83%

Interest Payment Dates:                              June 15 and December 15

Mode of Payment of Term Assets:                      By credit to the account of the holder at DTC

Par Value Amount of Term Assets
Deposited Under Trust Agreement:                     $25,000,000

                  The Term Assets will be held by the Trustee for the Owners of Certificates as book-entry credits to an account of the Trustee at DTC.

Available Information

                  The Term Assets Issuer is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Term Assets Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, certain material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York and the Midwest Stock Exchange, 120 South LaSalle Street, Chicago, Illinois.


                                                    APPENDIX B

                                             Amortizing Class Certificates
                                            Schedule of Amortizing Payments

                                                                                          Total
                                                                                       Amortizing
Payment Date                                        Interest          Principal          Payment           Balance
---------------------------------------------      ----------        -----------        ---------         --------

December 15, 1997
June 15, 1998
December 15, 1998
June 15, 1999
December 15, 1999
June 15, 2000
December 15, 2000
June 15, 2001
December 15, 2001


                                                APPENDIX B (cont.)

                                              ZTF Class Certificates
                                  Schedule of Accretion Through December 15, 2026


                                                                         Cash
Payment Date                                          Interest           Flow           Accretion          Balance
----------------------------------------------       ----------         ------         -----------        --------

December 15, 1997
June 15, 1998
December 15, 1998
June 15, 1999
December 15, 1999
June 15, 2000
December 15, 2000
June 15, 2001
December 15, 2001

June 15, 2002
December 15, 2002
June 15, 2003
December 15, 2003
June 15, 2004
December 15, 2004
June 15, 2005
December 15, 2005
June 15, 2006
December 15, 2006
June 15, 2007
December 15, 2007
June 15, 2008
December 15, 2008
June 15, 2009
December 15, 2009
June 15, 2010
December 15, 2010
June 15, 2011
December 15, 2011
June 15, 2012
December 15, 2012
June 15, 2013
December 15, 2013
June 15, 2014
December 15, 2014
June 15, 2015
December 15, 2015
June 15, 2016
December 15, 2016
June 15, 2017
December 15, 2017
June 15, 2018
December 15, 2018
June 15, 2019


                                                                         Cash
Payment Date                                          Interest           Flow           Accretion          Balance
----------------------------------------------       ----------         ------         -----------        --------

December 15, 2019
June 15, 2020
December 15, 2020
June 15, 2021
December 15, 2021

June 15, 2022
December 15, 2022
June 15, 2023
December 15, 2023
June 15, 2024
December 15, 2024
June 15, 2025
December 15, 2025
June 15, 2026
December 15, 2026



                                     S-34



         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus
Supplement or the accompanying Prospectus, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that the information contained herein and in the accompanying Prospectus is correct as of any time subsequent to the date hereof; however, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.

                                     S-35

